Exhibit 24.2

POWER OF ATTORNEY OF DIRECTOR

KNOW BY THESE PRESENTS, Kalman Kaufman whose signature appears below constitutes and appoints, Russell C. Ellwanger, Oren Shirazi or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to the registration statement on Form F-2 (Registration No. 333-126909) and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ Kalman Kaufman —————————————— KALMAN KAUFMAN	Director	September 29, 2005